Exhibit 10.65

SECOND AMENDMENT TO CONTRACT OF SALE

THIS SECOND AMENDMENT TO CONTRACT OF SALE (“Second Amendment”) is dated effective this 23rd day of February, 2007 and is executed by and between THE SUMMIT AT WINTER PARK LAND CO., LLC (“Seller”) and SILVERLEAF RESORTS, INC. (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into that certain Contract of Sale with effective date of May 1, 2006 relating to Tracts D, E, F, and G, The Summit at Winter Park Ranch, Grand County, Colorado, which Contract was subsequently amended pursuant to that certain Amendment to Contract of Sale dated June 26, 2006, and executed by and between Seller and Purchaser (hereinafter the “Contract”); and

WHEREAS, Seller and Purchaser have agreed to modify the Contract as set forth hereinbelow;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser hereby agree as follows:

1.           Notwithstanding anything to the contrary contained in the Contract, Seller and Purchaser hereby agree that the deadline for the closing of the Contract, which is presently February 26, 2007, shall be extended by thirty (30) days to March 28, 2007.

2.           In consideration of the extension of the deadline for the closing of the Contract, upon execution of this Second Amendment, Purchaser shall deliver to Seller a non-refundable extension fee in the amount of $80,000.00.  The extension fee shall be paid directly to Seller and shall not be subject to any escrow.  If the Contract closes, the extension fee shall not be applied in partial satisfaction of the purchase price payable thereunder.

3.           Seller and Purchaser hereby agree that Purchaser shall have the right to obtain a second thirty (30) day extension of the deadline for the closing of the Contract by delivering to Seller a second non-refundable extension fee in the amount of $100,000.00.  If Purchaser exercises this right, then the second extension fee shall be delivered directly to Seller on or before March 28, 2007 and shall not be subject to any escrow.  If Purchaser exercises this right, the deadline for the closing of the Contract shall be extended by an additional thirty (30) days to April 27, 2007.  The second extension fee shall also be non-refundable to Purchaser and shall not be applied in partial satisfaction of the purchase price payable under the Contract.

4.           Seller and Purchaser further agree that, if Purchaser has exercised Purchaser’s right to obtain the second thirty (30) day extension of the deadline for the closing under the Contract, then Purchaser will have the right to obtain a third thirty (30) day extension of the deadline for the closing under the Contract by delivering to Seller a third non-refundable extension fee in the amount of $120,000.00.  The third extension fee shall be delivered directly to Seller on or before April 27, 2007 and shall not be subject to any escrow.  If Purchaser exercises this right, then the deadline for the closing of the Contract shall be extended by an additional thirty (30) days to May 27, 2007.  The third extension fee shall also be non-refundable to Purchaser and shall not be applied in partial satisfaction of the purchase price payable under the Contract.

5.           Purchaser further agrees that, in return for the extension rights granted herein, Purchaser’s right to extend the deadline for the closing of Tract G shall be extinguished, and, accordingly, when the closing occurs, Purchaser must purchase Tracts D, E, F and G all at the same time and pay the full purchase price therefore as provided in the Contract.

6.           Except as amended and modified herein, the Contract continues in full force and effect.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Contract.

7.           The parties may execute this Amendment in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the day and year first above written.

SELLER:

SUMMIT AT WINTER PARK LAND CO., LLC,
a Colorado limited liability company

By:	Developing Equities Group, LLC,
Operating Manager

	By:	/S/ F. ANDREW KIRKENDALL
	Name:	F. Andrew Kirkdendall
	Its:	Assistant Manager

PURCHASER:

SILVERLEAF RESORTS, INC.,
a Texas corporation

By:	/S/ ROBERT E. MEAD
Name:	Robert E. Mead
Its:	CEO